UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2005

eBay Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2145 Hamilton Avenue, San Jose, California		95125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 376-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 27, 2005, eBay Inc. announced that Edward W. Barnholt had been elected as a new member of eBay's Board of Directors. A copy of eBay's press release announcing Mr. Barnholt's election is attached as an exhibit to this filing.

Mr. Barnholt fills a vacancy created by an increase in the size of the Board of Directors from nine to ten. eBay's Certificate of Incorporation and Bylaws provide for its Board of Directors to be divided into three classes, with each class having a three-year term. Mr. Barnholt will be a member of the first class of directors, with a term of office expiring at eBay's upcoming annual meeting of stockholders to be held on June 23, 2005, and will stand for election along with the other members of the first class of directors, Fred D. Anderson, Scott D. Cook, and Robert C. Kagle, at the annual meeting. Mr. Barnholt has not yet been named to any Committee of eBay's Board of Directors. eBay expects that its Board of Directors will consider Mr. Barnholt's Committee assignment at the Board of Directors meeting to be held on June 23, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

April 27, 2005	By:	Michael R. Jacobson

Name: Michael R. Jacobson
Title: Senior Vice President, Legal Affairs, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.01	Press Release dated April 27, 2005, announcing that Edward W. Barnholt had been elected as a member of the Board of Directors of eBay Inc.